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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                             CONTACT:
CompX International Inc.                           Joseph S. Compofelice
16825 Northchase Drive                             Chairman, President & CEO
Houston, Texas 77060                               Tel.  281-423-3303



                COMPX 2000 FIRST QUARTER EARNINGS CONFERENCE CALL

     HOUSTON,  TEXAS . . . April 17, 2000 . . . CompX  International Inc. (NYSE:
CIX) will host a conference call for the investment community to discuss its first quarter earnings report on Tuesday, April 18, 2000 at 9:00 a.m. EDT. Mr. Joseph S. Compofelice, Chairman of the Board, President and Chief Executive Officer will host the call.

     Participants  can access the call by dialing  800.288.8961  (domestic)  and
612.288.0337 (international) and request the operator to connect you to the CompX International Inc. first quarter earnings call.

     This  call  will  also  be  available  live  via  the  Internet.   Link  to
StreetEvents.com to listen to a live webcast.

     CompX is a leading manufacturer of ergonomic computer support systems, precision ball bearing slides and security products.

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